Exhibit 10.1

CDW CORPORATION
AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN

NON-EXECUTIVE CHAIR RETAINER—RESTRICTED STOCK UNIT AWARD AGREEMENT
CDW Corporation, a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.01 per share (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).
2.    Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. As of each date on which the Company pays a cash dividend to record owners of shares of Stock (a “Dividend Date”), the number of shares subject to the Award shall increase by (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per share of Stock by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a share of Stock on such Dividend Date. Any such additional shares shall be subject to the same vesting conditions and payment terms set forth herein as the shares to which they relate.
3.    Restriction Period and Vesting.
3.1.    Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice, provided the Holder continuously serves as Non-Executive Chair through such date. The period of time prior to such vesting shall be referred to herein as the “Restriction Period.”
3.2.    Termination of Service.
(a)    Death or Disability. If the Holder’s service as Non-Executive Chair terminates prior to the end of the Restriction Period by reason of the Holder’s death or Disability, then in either case, the Award shall be 100% vested upon such termination of service. For purposes of this Award, “Disability” shall mean the Holder’s absence from the Holder’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Holder’s incapacity due to physical or mental illness.
(b)    Termination of Service for Reasons Other Than Misconduct. If the Holder’s service as Non-Executive Chair terminates prior to the end of the Restriction Period for a reason other than death, Disability or misconduct, as determined by the Board, a prorated portion of the Award shall become vested as of the date on which such service ceases, determined by multiplying the number of Shares subject to the Award by a fraction, the numerator of which shall be the number of days from the Grant Date until the date on which the Holder’s service as Non-Executive Chair ceases and the denominator of which shall be 365.
(c)    Termination of Service Due to Misconduct. If the Holder’s service as Non-Executive Chair terminates prior to the end of the Restriction Period due to misconduct, as determined by the Board, then the Award shall be immediately forfeited by the Holder and cancelled by the Company.
3.3.    Change in Control. Upon a Change in Control, the Restriction Period shall lapse and the Award shall become fully vested.
4.    Issuance or Delivery of Shares.  Subject to the terms of this Agreement and any deferral election made by the Holder pursuant to Section 5, within 30 days after the earliest to occur of (i) the fifth (5th) anniversary of the Vesting Date, as defined in the Award Notice, (ii) the date of the Holder’s separation from service on the Board or (iii) a change in control event, as defined in Section 409A of the Code, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Stock to the Holder. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery.  Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.
5.    Deferral of Shares.
5.1.    Extension of Distribution Date. The Holder may elect to extend the date on which the shares of Stock are distributed to the Holder; provided that (i) such election must be submitted to the Company in writing, in accordance with procedures prescribed by the Company, not less than 12 months before the date the shares are scheduled to be distributed, (ii) such election shall not take effect until 12 months after the date on which the election is made and (iii) the distribution date is extended until the earliest to occur of (A) the fifth (5th) anniversary of the previously scheduled distribution date, (B) the date of the Holder’s separation from service or (C) a change in control event, as defined in Section 409A of the Code.
5.2.    Dividend Equivalents. Until the distribution of shares of Stock deferred pursuant to this Section 5, such shares shall continue to be credited with dividend equivalents, which shall be reinvested as additional deferred shares, in accordance with Section 2 hereof.
5.3.    Section 409A. The provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. If the Company determines that any amounts payable hereunder may be taxable to the Holder under Section 409A of the Code, the Company may (i) adopt such amendments to the Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement and/or (ii) take such other actions as the Company determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A; provided, that neither the Company nor any of its Affiliates nor any other person or entity shall have any liability to the Holder with respect to the tax imposed by Section 409A of the Code.
6.    Transfer Restrictions and Investment Representation.
6.1.    Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
6.2.    Investment Representation. The Holder hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
7.    Additional Terms and Conditions of Award.
7.1.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
7.2.    Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement, give or be deemed to give the Holder any right to continued service as Non-Executive Chair or as a Non-Employee Director.
7.3.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
7.4.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
7.5.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to CDW Corporation, Attn: General Counsel, 200 N. Milwaukee Avenue, Vernon Hills, Illinois 60061, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
7.6.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
7.7.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
7.8.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
7.9.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
7.10.    Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

ACTIVE 255126769

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